MINUTES OF SPECIAL MEETING
                                     Of The
                               BOARD OF DIRECTORS
                                       Of
                                   ASTIR, INC.
                             (A NEVADA CORPORATION)

MEETING, CALLED BY THE CHAIRMAN, HELD ON MONDAY, SEPTEMBER 15, 2003, AT 12:30 P.M. AT 16786 WOODRIDGE CIRCLE, FOUNTAIN, CALIFORNIA OF THE BOARD OF DIRECTORS OF ASTIR, INC, A NEVADA CORPORATION ("CORPORATION"). THE SPECIAL MEETING WAS BASED ON ORAL NOTICE TO EACH BOARD MEMBER, AND WAS HELD PURSUANT TO WRITTEN WAIVER OF NOTICE AND CONSENT TO ACTION, AS APPENDED BELOW IN THESE MINUTES. THE SECRETARY RECORDED ATTENDANCE, A QUORUM WAS DETERMINED TO BE PRESENT, AND THE CHAIRMAN CALLED THE MEETING TO ORDER.

WAIVER  OF  NOTICE  AND  CONSENT  TO  ACTION

The undersigned, all members of the Board of Directors of this corporation, and all in attendance, after transmission of notice of this meeting, hereby waive notice and consent to holding of this Special Meeting of the Board on the date, time and location set out above, and agree that any business transacted at this meeting shall be as valid and legal and have the same force and effect as though it were held after notice duly given. The execution of this Waiver of Notice and Consent to Action, which may be signed in counterpart, a signed fax copy of which shall suffice to prove execution, shall constitute a waiver of reading of these Minutes at the next Meeting of the Board of Directors.



_____________________________                 ______________________________
MARC  SEELY,  Chairman                        DOUGLAS  J. HANSON,  Director




_____________________________               ________________________________
JOSEPH  VEZEAU,  Director                       DAN  SPAULDING,  Director




_____________________________
JOHN  THOMPSON,  Director





This meeting of the Board of Directors, was held on September 15, 2003 at 12:30 p.m. The following Directors, being all the Directors, were present: Marc Seely, Douglas J. Hanson, Joseph Vezeau, Dan Spalding and John Thompson. The Secretary recorded attendance. A quorum was determined to be present, and the Chairman called the meeting to order.

The issue was raised concerning the proposal under study of council and the Board of Directors to change the number of shares under Nevada Revised Statutes
Section 78.2055 and 78.207 and to decrease the number of shares of the authorized common stock of the corporation.

The Board of Directors made specific refernce to Nevada Revised Statutes Section 78.2055: " Decrease in number of issued and outstanding shares of class or series: Resolution by board of directors; rights of shareholders."

"Unless otherwise provided in the articles of incorporation, a corporation that desires to change the number of shares of a class or series, if any, of its authorized stock by increasing or decreasing the number of authorized shares of the same class or series held by each shareholder of record at the effective date and time of the change, may, except as otherwise provided in subsections 2 and 3 (of this statute) do so by resolution of the board of director, without obtaining the approval of the stock holders. The resolution may also provide for a change of par value, if any, of the same class or series of the shares increased or decreased. After effective date and time of the change, the corporation may issue its stock in accordance therewith."

After considerable discussion on motion duly made and seconded, the following resolution was adopted:

RESOLVED,

1. That the Board of Directors of the Corporation hereby authorize a reverse split of its issued and outstanding shares, as follows: three (3) common shares for each five (5) currently issued common shares.

2. That the Board of Directors has hereby established the Record Date of reverse stock  split  to  be  September  25,  2003.

3. That the Board of Directors, under the said reverse split, decrees that fractional
Shares will be rounded up to the next whole number, with a minimum of one (1) share.

      There being no further business, a motion was made and duly seconded and unanimously adopted to adjourn the special board meeting at 12:45 p.m.




_____________________________                    ______________________________
MARC  SEELY,  Chairman                           DOUGLAS  J. HANSON,  Director




_____________________________
________________________________
JOSEPH  VEZEAU,  Director                       DAN  SPAULDING,  Director




_____________________________
JOHN  THOMPSON,  Director





MINUTES  CERTIFIED  BY:



_____________________________
DOUGLAS  J.  HANSON,  Secretary